Exhibit 99.1

Tectonic Financial, Inc. Completes $40 Million Subordinated Debt Offering

DALLAS, Texas, February 12, 2026 - Tectonic Financial, Inc. (“Tectonic Financial” or the “Company”) (Nasdaq: TECTP), a diversified banking and financial services holding company, today announced the completion of its private placement of $40 million in aggregate principal amount of 7.25% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”) to certain qualified institutional buyers and institutional accredited investors. The Company intends to utilize the net proceeds for general corporate purposes, including the redemption of existing indebtedness of T Bancshares, Inc. and the redemption of its 9.00% Fixed to Floating Rate Series B Non-Cumulative Perpetual Preferred Stock.

The Notes are intended to qualify as Tier 2 capital for the Company for regulatory capital purposes. The Notes initially bear a fixed interest rate of 7.25% until February 15, 2031, after which time and until maturity on February 15, 2036, the interest rate will reset quarterly to an annual floating rate equal to the Three-Month Term Secured Overnight Financing Rate (“SOFR”) plus 368 basis points. The Notes are redeemable by the Company at its option, in whole or in part, on or after February 15, 2031. Any redemption will be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest.

Performance Trust Capital Partners, LLC served as sole placement agent for the offering. Hunton Andrews Kurth LLP served as legal counsel to the Company, and Bradley Arant Boult Cummings LLP served as legal counsel to the placement agent.

The offer and sale of the Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The indebtedness evidenced by the unsecured Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

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About Tectonic Financial, Inc.

Tectonic Financial, Inc. is a diversified banking and financial services holding company serving high net worth individuals, small businesses, and institutions across the United States. Through its subsidiaries T Bank, N.A., Tectonic Capital Advisors, LLC, Sanders Morris LLC, HWG Insurance Agency LLC, The Nolan Company (a division of T Bank, N.A.), and Integra Funding Solutions (a division of T Bank, N.A.), Tectonic Financial provides commercial banking; trust and fiduciary services; wealth management and investment advisory; retirement plan services (defined contribution and benefit plan design, recordkeeping, and third-party administration); securities brokerage and underwriting; insurance; and factoring. Tectonic Financial currently has $1 billion in banking assets at T Bank, NA and approximately $6 billion in client investment, brokerage and fiduciary assets. Dedicated to delivering exceptional customer experiences, Tectonic Financial combines high-tech solutions with a personal touch, providing strong returns on equity and assets. The Company’s non-cumulative perpetual preferred stock is publicly traded on The NASDAQ Stock Market LLC under the symbol “TECTP.” For more information, visit tectonicfinancial.com.

Forward Looking Statements

This press release contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding certain of the Company’s goals and expectations with respect to future events that are subject to various risks and uncertainties, and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions. These forward-looking statements are based upon the current belief and expectations of the Company’s management team and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Such risks and uncertainties include, but are not limited to, those discussed in the Company’s Form 10-K for the year ended December 31, 2024, Form 10-Q for the quarter ended March 31, 2025, Form 10-Q for the quarter ended June 30, 2025, Form 10-Q for the quarter ended September 30, 2025, and other documents filed by the Company with the Securities and Exchange Commission from time to time.

These forward-looking statements are based on current information and/or management’s good faith belief as to future events. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans or expectations contemplated by the Company will be achieved. The forward-looking statements are made as of the date of this press release. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. All forward-looking statements, express or implied, herein are qualified in their entirety by this cautionary statement.

Contact

A. Haag Sherman

Chief Executive Officer, Tectonic Financial, Inc.

713.250.4221